UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 13, 2022

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2525 E. 29th Ave. Ste. 10B-160

Spokane, Washington 99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	GRMC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.03	Material Modification to Rights of Security Holders.

On April 13, 2022, Goldrich Mining Company repriced certain outstanding common share purchase warrants (the “Warrants”) of the Company.

The Company repriced an aggregate 7,777,778 Class R Warrants, originally priced at $0.045 (“Original Warrants”) per share and currently held in the name of Mr. Nicholas Gallagher, a director and related party of the Company as follows:

Original Warrants Outstanding	Issue Date	Expiration Date	Original Exercise Price	New Exercise Price
1,477,778	September 30, 2016	September 30, 2023	$0.045	$0.03
3,000,000	November 2, 2016	November 2, 2023	$0.045	$0.03
3,000,000	December 6, 2016	December 6, 2023	$0.045	$0.03

The defined term “Exercise Price” set forth in the Original Warrants was amended to equal $0.03 (the “Amended Exercise Price”).

Except as expressly set forth in this agreement, and except for Section 6 which has been previously amended to make the Warrants transferable, all terms of the Original Warrants are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and the holder reserves all of its rights, remedies, powers and privileges.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Warrant Amendment Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished to, not filed with, the SEC pursuant to Item 3.03 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)

Dated: April 19, 2022	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer